Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies Schedules First Quarter Fiscal 2019 Conference Call

MONROE TOWNSHIP, N.J., August 29, 2018 (GLOBE NEWSWIRE) – Ocean Power Technologies (Nasdaq: OPTT), a leader in innovative and cost-effective ocean energy solutions, will release its results for the first fiscal quarter ended July 31, 2018 in a press release on September 12, 2018. The Company will also host a conference call on Wednesday, September 12, 2018 at 10:00 a.m. Eastern Daylight Time to discuss its results and provide a general business update.

Date: Wednesday, September 12, 2018

Time: 10:00 a.m. Eastern Time

Toll-Free Dial-In Number: 1-844-473-0979

Toll Dial-In Number: 1-574-990-1390

Conference ID: 8585504

Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations section of the Company’s website at https://www.oceanpowertechnologies.com.

A replay will be available starting within a few hours after the conference concludes and will be available until September 19, 2018. To access the rebroadcast please dial 1-855-859-2056 or 1-404-537-3406 and use replay access code 8585504. The webcast will also be archived on the Ocean Power Technologies investor relations website.

About Ocean Power Technologies

Headquartered in New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Our PB3 PowerBuoy™ uses ocean waves to provide clean, reliable and persistent electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, science and research, and offshore connectivity. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Steve Calk or Jackie Marcus

Alpha IR Group

Phone 312 445-2870

Email: OPTT@alpha-ir.com